UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 533-3444

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Eastern —ProAssurance Merger

As previously announced, on September 23, 2013, Eastern Insurance Holdings, Inc., a Pennsylvania corporation (“Eastern”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ProAssurance Corporation, a Delaware corporation (“ProAssurance”), and PA Merger Company, a Pennsylvania corporation and wholly owned subsidiary of ProAssurance (“PA Merger Company”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, PA Merger Company will merge with and into Eastern (the “Merger”), with Eastern surviving the Merger as a wholly owned subsidiary of ProAssurance.

On December 2, 2013, Eastern issued a press release announcing that the special meeting of shareholders scheduled to be held on December 4, 2013, was being postponed.

A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1

Additional Information

This communication does not constitute an offer or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed Merger. In connection with the proposed Merger, Eastern filed a definitive proxy statement with the SEC. The definitive proxy statement was mailed to Eastern’s shareholders on or about November 5, 2013. Before making any voting decision, shareholders are urged to read carefully in their entirety the definitive proxy statement and any other relevant documents filed by Eastern with the SEC when they become available because they contain and will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding the proposed Merger, free of charge, at the SEC’s website ( www.sec.gov), by accessing Eastern’s website at investorrelations@eains.com or by calling Eastern at (855) 533-3444.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: December 2, 2013	By:	/s/ Kevin M. Shook
Kevin M. Shook
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Eastern Insurance Holdings, Inc., dated December 2, 2013.